Exhibit 10.1

DEALER MANAGER AGREEMENT

August 2, 2024

Ares Wealth Management Solutions, LLC
1200 17th Street, Suite 2900
Denver, CO 80202

This Dealer Manager Agreement (this “Agreement”) is entered into by and between Ares Real Estate Income Trust Inc., a Maryland corporation (the “Company”), and Ares Wealth Management Solutions, LLC (the “Dealer Manager”).

The Company is offering Class S-PR, Class D-PR and Class I-PR shares of its common stock (the “Shares”) in a private placement offering (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506(b) of Regulation D promulgated under the Securities Act (“Regulation D”), on the terms and conditions described in the Confidential Private Placement Memorandum of the Company dated August 2, 2024 (with all exhibits and supplements thereto, and as the same may be amended, revised or supplemented from time to time, the “Memorandum”).

Subject to Section 14 of this Agreement or as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers (the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement substantially in the form attached to this Agreement as Exhibit “A” or such other form as approved by the Company (each a “Selected Dealer Agreement”). Except as otherwise provided in the Memorandum, Shares sold pursuant to the primary portion of the Offering will be sold at a purchase price generally equal to the Company’s prior month’s net asset value (“NAV”) per share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Memorandum), or at a different purchase price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month (the “Transaction Price”), plus in either case any applicable selling commissions and dealer manager fees. For stockholders who participate in the Company’s distribution reinvestment plan (the “DRIP”), the cash distributions attributable to the class of Shares that each stockholder owns will be automatically invested in additional shares of the same class (the shares acquired pursuant to the DRIP, “DRIP Shares”). The DRIP Shares are to be issued and sold to stockholders of the Company at the Transaction Price of the applicable class of Shares on the date that the distribution is payable.

Terms not defined herein shall have the same meaning as in the Memorandum. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:

1.Representations and Warranties of the Company: The Company represents and warrants to the Dealer Manager and each Dealer participating in the Offering that:

a. The Offering has not been and will not be registered with the Securities and Exchange Commission (the “SEC”). The Shares are to be offered and sold in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act. The Company will use its best efforts to conduct the Offering in compliance with the requirements of Regulation D and will file all appropriate notices of the Offering with the SEC and relevant jurisdictions.

b.The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Memorandum.

c.The Memorandum (as amended or supplemented, if applicable), as of its date (or as of the date of any such amendment or supplement, if applicable), does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Memorandum as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

d.The Company intends to use the funds received from the sale of the Shares as set forth in the Memorandum.

e. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as have already been obtained or as may be required under the Securities Act or the rules and regulations promulgated thereunder or applicable state securities laws.

f.Unless otherwise described in the Memorandum, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

g.The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) its charter or by-laws, (ii) any indenture, mortgage, deed of trust or lease to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except (1) to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws, and (2) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

h.The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

i.At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Memorandum and the Company’s charter, as amended and supplemented, and upon payment therefor as provided by the Memorandum and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Memorandum.

j.The Company has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

k.The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

l.Any and all supplemental sales materials prepared by the Company and any of its affiliates (excluding the Dealer Manager) specifically for use with prospective investors in connection with the Offering, when used in conjunction with the Memorandum, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Memorandum, not misleading. If at any time any event occurs which is known to the Company as a result of which such supplemental sales materials when used in conjunction with the Memorandum would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof.

m.None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner (as that term is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised, and during the term of the Offering will continue to exercise, reasonable care to determine whether any Company Covered Person, any Dealer Manager Covered Person (as defined in Section 4.k. below) and any Dealer Covered Person (as defined in Section 4.l. below) is subject to a Disqualification Event. The Company will immediately comply, to the extent applicable, with its disclosure obligations under Rule 506(e), and will immediately effect the preparation of an amended or supplemented Memorandum that will contain any such required disclosure and will, at no expense to the Dealer Manager, promptly furnish the Dealer Manager with such number of printed copies of such amended or supplemented Memorandum containing any such required disclosure, including any exhibits thereto, as the Dealer Manager may reasonably request.

n.The Company is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

o.With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person.

p.The representations and warranties in Sections 1.m. through 1.o. are and shall be continuing representations and warranties throughout the term of the Offering. The Company will promptly notify the Dealer Manager in writing upon becoming aware of any fact which makes any such representation or warranty untrue.

2.Covenants of the Company.The Company covenants and agrees with the Dealer Manager that:

a.It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Memorandum, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) this Agreement; and (b) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

b.If at any time during the Offering any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Memorandum would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemented Memorandum which will correct such statement or omission.

c.To the extent the Company provides materials to the Dealer Manager specifically for distribution to a Dealer in connection with its due diligence investigation relating to the Offering, such materials, to the knowledge of the Company, will be materially accurate as of the date or dates specified in such materials.

d.It will not conduct the Offering or offer or sell any of the Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.
e.It will cause to be prepared, executed and timely filed with the SEC such notices on Form D as are required by Rule 503 of Regulation D and will take all action necessary to comply with Rule 503 of Regulation D, and it will cause to be prepared, executed and timely filed any reports of sale or other filings as may be required under applicable federal or state securities laws and the rules and regulations thereunder.

f.The Company will notify the Dealer Manager in writing, promptly upon the occurrence of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

3.	Representations and Warranties of the Dealer Manager.

The Dealer Manager represents and warrants to the Company that:

a.The Dealer Manager has been duly and validly organized and formed as a limited liability company under the laws of the State of Colorado, with the power and authority to enter into this Agreement and to carry out its obligations hereunder.

b.The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Dealer Manager or any of its subsidiaries is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except (1) to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws, and (2) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Dealer Manager and its subsidiaries taken as a whole.

c.The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a broker-dealer duly registered as such in the State of Colorado, a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering contemplated by the Memorandum. The Dealer Manager represents that it and its employees and representatives have all required licenses and registrations to act under this Agreement. The Dealer Manager is in compliance with all applicable rules and regulations to which it is subject, including without limitation, those under the Exchange Act and the Rules promulgated by FINRA.

d.The information under the caption “Plan of Distribution” in the Memorandum and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Memorandum, or any amendment or supplement thereto, or in any Company-Approved Supplemental Information (as defined in Section 4.c below) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

e.The Dealer Manager acknowledges that the Offering is inappropriate for and shall not be used for any form of prospecting, and that the SEC staff has indicated that it believes furnishing copies of a private placement memorandum (or a description of the terms of a security to be privately placed) to lawyers, accountants or other professionals and asking such lawyers, accountants or other professionals to call an offering to the attention of their clients who might be interested or to otherwise facilitate the offering (the “Financial Intermediaries”) may constitute a general solicitation. The Dealer Manager further acknowledges that the use of Financial Intermediaries in this manner is inconsistent with a private placement under Rule 506(b) of Regulation D, and the Dealer Manager covenants that it shall not initiate contact with a Financial Intermediary, other than a registered representative of a registered broker dealer or registered investment adviser, for the purpose of soliciting, directly or indirectly, an offer to participate in the Offering.

4.	Covenants of the Dealer Manager

The Dealer Manager and the Dealers will conduct the Offering in compliance with (i) the private placement procedures set forth in the Memorandum; (ii) the requirements of the Securities Act and the rules and regulations promulgated thereunder, including without limitation, Regulation D and, as applicable, Regulation Best Interest; (iii) the requirements of the Exchange Act and the rules and regulations promulgated thereunder; (iv) all applicable state securities laws; (v) all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares and (vi) the Rules and guidelines promulgated by FINRA, including published guidance relating to the avoidance of general solicitation. The Dealer Manager covenants and agrees with the Company that:

a.During the course of the Offering, the Dealer Manager will not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement, in light of the circumstances under which it was made, not misleading, concerning the Offering or any matters set forth in or contemplated by the Memorandum.

b.The Dealer Manager shall not use any form of “general solicitation” or “general advertising” (within the meaning of Rule 502(c) of Regulation D) in making offers of Shares. Without limiting the foregoing, the Dealer Manager will not conduct the Offering or offer or sell the Shares by means of:

(i)any advertisement, article, notice or other communication mentioning the Offering or the Shares published in any newspaper, magazine or similar medium, cold mass mailings, broadcast over television, radio or the internet, or an e-mail message sent to a large number of previously unknown persons;

(ii)any seminar or meeting, the attendees of which have been invited by any general solicitation or general advertising; or

(iii)any letter, circular, notice or other written communication constituting a form of general solicitation or general advertising.

c.The Dealer Manager will only use sales materials (other than the Memorandum) the use of which in connection with the Offering has been approved in advance by the Company in writing (the “Company-Approved Supplemental Information”) and will not provide any Company-Approved Supplemental Information to any prospective investor unless such materials were accompanied or preceded by the Memorandum.

d.The Dealer Manager will notify the Company in advance in writing of the states in which it or a Dealer plans to offer the Shares. If the Company advises the Dealer Manager in writing that the Shares are not eligible to be sold pursuant to an exemption from registration in, or if the Company (in its sole discretion) otherwise elects not to offer the Shares in, one or more states, the Dealer Manager will immediately cease and desist from offering Shares to persons in such states.

e.Until the termination of the Offering, the Dealer Manager shall require the Dealers to provide each prospective investor with a copy of the Memorandum.

f.Until the termination of the Offering, if the Dealer Manager has been provided with a supplement or amendment to the Memorandum, the Dealer Manager shall deliver such supplement or amendment to the Dealers so that the Dealers can distribute such supplement or amendment to persons who previously received a copy of the Memorandum and include such supplement or amendment in all deliveries of the Memorandum after receipt of any such supplement or amendment.

g.The Dealer Manager will not make any oral or written representations on behalf of the Company other than those contained in the Memorandum or Company-Approved Supplemental Information unless the making of such representations has been approved by the Company in writing, nor will the Dealer Manager act as an agent of the Company or for the Company in any other capacity except as expressly set forth herein.

h.Except for a Selected Dealer Agreement and placement agreements with participating registered investment advisers, no agreement will be made by the Dealer Manager with any person permitting the resale, repurchase or distribution of any Shares.

i.The Dealer Manager will furnish to the Company upon request a complete list of all persons and entities who have received a Memorandum and such parties’ addresses.

j.The Dealer Manager will comply with all applicable federal and state laws and regulations relating to the collection, maintenance and disclosure of non-public information provided by prospective investors in connection with their proposed investment in the Shares.

k.The Dealer Manager represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the Offering, nor any of the directors, executive officers or other officers participating in the Offering of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof.

l.The Dealer Manager represents that it is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person (as defined in the form of Selected Dealer Agreement attached hereto) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares. The Dealer Manager will notify the Company of any agreement entered into between the Dealer Manager and any such person in connection with such sale.

m.The representations, warranties and covenants in Sections 4.k. through 4.l. above are and shall be continuing representations, warranties and covenants throughout the term of the Offering. The Dealer Manager will notify the Company in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with Section 4.k. above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.

n.If the Dealer Manager receives notification from a Dealer upon the occurrence of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Dealer Manager, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person and in such event, require the Dealer to terminate the Dealer Covered Person or, for Dealer Covered Persons who are not directors or executive officers, no longer permit the Dealer Covered Person to participate in the Offering, the Dealer Manager will notify the Company in writing promptly upon receiving notification from such Dealer of the occurrence of any such event described in this paragraph.

o.The Dealer Manager acknowledges that, with respect to each Dealer Manager Covered Person and Dealer Covered Person, the Company is relying upon the representations, covenants and agreements of the Dealer Manager set forth in this Section 4 and the representations, covenants and agreements of the Dealers referred to in this Section 4 as procedures reasonably designed to ensure that the Company receives notice from each such Dealer Manager Covered Person or Dealer Covered Person of (i) any Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person.

p.The Dealer Manager will provide such certifications, documentation, and other information reasonably requested by the Company from time to time which the Company deems to be necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with the Offering.

q.The Dealer Manager shall, and shall cause each Dealer, to offer Shares only to a prospective investor (i) whom the Dealer Manager or Dealer, as applicable, has reasonable grounds to believe, and in fact believes, is an Accredited Investor (as that term is defined in Rule 501(a) of Regulation D) and otherwise meets the financial suitability and other purchaser requirements set forth in the Memorandum or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and (ii) with whom the Dealer Manager or Dealer or an associated person of the Dealer Manager or the Dealer, as applicable, has a “pre-existing substantive relationship” as such term has been interpreted by the SEC in published guidance (a “pre-existing substantive relationship”). During the course of the Offering, the Dealer Manager will comply, and shall direct each Dealer who enters into a Selected Dealer Agreement with the Dealer Manager to comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Regulation D, Rule 506 promulgated under the Securities Act and, if applicable, FINRA Rule 2111 and Regulation Best Interest. The Dealer Manager shall direct each Dealer who enters into a Selected Dealer Agreement with the Dealer Manager to make, or cause to be made, inquiries as required by this Agreement, the Selected Dealer Agreement, the Memorandum, or applicable law of all prospective investors to ascertain whether a purchase of a Share is suitable for the prospective investor.

5.	Obligations and Compensation of Dealer Manager.

a.The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash the Shares set forth in the Memorandum through Dealers, all of whom shall be members of FINRA. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions set forth in the Memorandum with respect to the Offering and any additional terms or conditions specified in Schedule 1 to this Agreement, as it may be amended from time to time.

b.Promptly after the initial date of the Memorandum, the Dealer Manager and the Dealers shall commence the offering of the Shares in the Offering for cash in jurisdictions in which the Shares are exempt for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

c.Subject to volume discounts and other special circumstances described in or otherwise provided under the caption “Plan of Distribution” in the Memorandum, the Company will pay to the Dealer Manager selling commissions in connection with sales of Class S-PR shares in the primary portion of the Offering (the “Class S-PR Primary Shares”) and sales of Class D-PR shares in the primary portion of the Offering (the “Class D-PR Primary Shares”) as described in Schedule 1 to this Agreement. The applicable selling commissions payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class S-PR Primary Shares and Class D-PR Primary Shares and all or a portion of the selling commissions may be reallowed by the Dealer Manager to the Dealers who sold the Class S-PR Primary Shares or Class D-PR Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

d.Subject to special circumstances described in or otherwise provided under the caption “Plan of Distribution” in the Memorandum, the Company will pay to the Dealer Manager dealer manager fees in connection with sales of Class S-PR Primary Shares, as described in Schedule 1 to this Agreement. The applicable dealer manager fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class S-PR Primary Shares and all or a portion of the dealer manager fees may be reallowed by the Dealer Manager to the Dealers who sold the Class S-PR Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

e.Except as may be provided in the “Plan of Distribution” section of the Memorandum, subject to the limitations set forth in Section 5.f. below, the Company will pay to the Dealer Manager a distribution fee with respect to sales of Class S-PR and Class D-PR shares as described in Schedule 1 to this Agreement (the “Distribution Fee”). The Company will pay the Distribution Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow all or a portion of the Distribution Fee to any Dealers who sold the Class S-PR or Class D-PR shares giving rise to a portion of such Distribution Fee to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance; provided, however, that upon the date when the Dealer Manager is notified that the Dealer who sold the Class S-PR or Class D-PR shares giving rise to a portion of the Distribution Fee is no longer the broker-dealer of record with respect to such Class S-PR or Class D-PR shares, then such Dealer’s entitlement to the portion of the Distribution Fee related to such Class S-PR and/or Class D-PR shares, as applicable, shall cease, and beginning on such date, such portion of the Distribution Fee may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Class S-PR and/or Class D-PR shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”) to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance.  The Dealer Manager may also reallow some or all of the Distribution Fee to other broker-dealers who provide services with respect to the Shares who shall be considered additional Servicing Dealers pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance, all in accordance with the terms of such Servicing Agreement. No Distribution Fee is payable with respect to the Class I-PR shares.

f.The Dealer Manager will cease receiving the Distribution Fee with respect to individual Class S-PR and Class D-PR shares when they are no longer outstanding, including as a result of conversion to Class I-PR shares described below. Each Class S-PR or Class D-PR share held within a stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I-PR shares at the conversion rate set forth in the Memorandum on the earliest of (a) a listing of any shares of the Company’s common stock on a national securities exchange, (b) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets and (c) the end of the month in which the Dealer Manager in conjunction with the Company’s transfer agent determines that the total upfront selling commissions, upfront dealer manager fees and ongoing Distribution Fees paid with respect to all shares of such class held by such stockholder within such account (including shares purchased through a distribution reinvestment plan or received as stock dividends) equals or exceeds the limit, if any, set forth in any applicable agreement between the Dealer Manager and a Dealer, provided that the Dealer Manager advises the Company’s transfer agent of the limit in writing) of the aggregate purchase price of all shares of such class held by such stockholder within such account and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan).

g.The terms of any reallowance of selling commissions, dealer manager fees and the Distribution Fee shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Dealer or Servicing Dealer for direct payment of commissions or any reallowance of the dealer manager fee or Distribution Fee to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of the dealer manager fee or Distribution Fee to Dealers and Servicing Dealers.

h.In addition to the other items of underwriting compensation set forth in this Section 5, the Company and/or Ares Commercial Real Estate Management LLC (the “Advisor”) shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the Memorandum, to the extent the Memorandum indicates that they will be paid by the Company or the Advisor, as applicable, to the extent permitted pursuant to prevailing rules and regulations of FINRA.

i.In addition to reimbursement as provided under Section 5.h, the Company shall also pay directly or reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

j.The Dealer Manager may elect to pay supplemental fees and commissions to certain Dealers and Servicing Dealers with respect to Shares sold in the primary portion of the Offering, which may be paid at the time of sale or over time, provided, however, that the parties acknowledge and agree that such supplemental fees and commissions will not be reimbursed by the Company.

k.The Dealer Manager and all Dealers will offer and sell the Shares at the offering prices per share as determined in accordance with the Memorandum.

6.	Indemnification.

a.The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or the Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Memorandum or any amendment or supplement thereto or (ii) in any federal or state securities filing or other document executed by the Company or on its behalf specifically for the purpose of exempting any or all of the Shares from the registration requirements under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such filing, document or information being hereinafter called a “Filing”), or (b) the omission or alleged omission to state in the Memorandum or any amendment or supplement thereto or in any Filing a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the failure of the Company to comply, through no failure of the Dealer Manager, Dealer or their respective indemnified parties, with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act (including without limitation, Rule 506 of Regulation D), or any other applicable state securities laws, rules or regulations or the private placement procedures set forth in the Memorandum, or (d) the material breach by the Company (through no failure by the Dealer Manager, the Dealer or their respective indemnified parties) of any term, condition, representation, warranty or covenant of the Company set forth in this Agreement, and will reimburse each Dealer or the Dealer Manager, its officers, directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or the Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of any Dealer or the Dealer Manager specifically for use with reference to such Dealer or the Dealer Manager in the preparation of the Memorandum or any amendment or supplement thereto, or any such Filing; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company will not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of an alleged violation of state or federal securities laws by such party, unless one or more of the following conditions are met:

(i) There has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the indemnitee;

(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnitee; or

(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

b.The Dealer Manager will indemnify and hold harmless the Company, each officer and director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Memorandum or any amendment or supplement thereto or (ii) any Filing, or (b) the omission or alleged omission to state in the Memorandum, or in any amendment or supplement to the Memorandum, or any Filing, a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Memorandum or any such amendments or supplements thereto or any such Filing, or (c) any unauthorized use of sales materials or use of unauthorized verbal or written representations concerning the Shares by the Dealer Manager or its representatives or agents (other than a Dealer), or (d) any offers or sales in violation of the private placement procedures set forth in the Memorandum, or (e) the failure of the Dealer Manager to comply, through no failure of the Company or its indemnified parties, with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act (including without limitation, Rule 506 of Regulation D), or any other applicable state securities laws, rules or regulations, or (f) the material breach by the Dealer Manager of any term, condition, representation, warranty or covenant of the Dealer Manager set forth in this Agreement, or (g) the failure of the Dealer Manager to maintain its status as a registered broker-dealer in accordance with the rules of FINRA and any applicable state broker-dealer registration requirements or the violation by the Dealer Manager or any of its principals, managers, members, directors, officers, employees or agents of any requirements, rules or regulations of FINRA or any other state laws, rules or regulations governing the licensing of or acting as a securities broker-dealer, and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

c.Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their officers and directors and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Memorandum or any amendment or supplement thereto, or (ii) in any Filing, or (b) the omission or alleged omission to state in the Memorandum or any amendment or supplement thereto or in any Filing a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Memorandum or any such amendments or supplements thereto or any such Filing, or (c) any unauthorized use of sales materials or use of unauthorized verbal or written representations concerning the Shares by such Dealer or Dealer's representatives or agents in violation of Section VII of the Selected Dealer Agreement or otherwise, or (d) any failure to comply with applicable rules of FINRA, federal or state securities laws or the rules and regulations promulgated thereunder, or any other state or federal laws and regulations applicable to the Offering or the activities of the Dealer in connection with the Offering (including without limitation Rule 506 of Regulation D), (e) any offers or sales in violation of the private placement procedures set forth in the Memorandum by Dealer or its representatives, employees or agents, or (f) the material breach by the Dealer of any term, condition, representation, warranty or covenant of the Dealer set forth in the Selected Dealer Agreement, or (g) the failure of the Dealer or any of its registered representatives involved with the Offering to maintain their status as a registered broker-dealer or registered representative of the Dealer in accordance with the rules of FINRA and any applicable state broker-dealer registration requirements or the violation by the Dealer or any of its principals, managers, members, directors, officers, employees or agents of any requirements, rules or regulations of FINRA or any other state laws, rules or regulations governing the licensing of or acting as a securities broker-dealer, or (h) the failure by any purchaser of Shares to comply with the investor suitability requirements set forth in the section captioned “Who May Invest” in the Memorandum, and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

d.Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof; the omission so to notify the indemnifying party will relieve it from liability under this Section 6 only in the event and to the extent the failure to provide such notice adversely affects the ability to defend such action. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to paragraph (e) of this Section 6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

e.The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f.The indemnity agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 6.

7.	Survival of Provisions.

a.The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (ii) the acceptance of any payment for the Shares.

b.The respective agreements of the Company and the Dealer Manager set forth in Sections 5.c. through 5.k. and Sections 6 through 15 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

8.Applicable Law.This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Colorado; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 8. Venue for any action brought hereunder shall lie exclusively in Denver, Colorado.

9.Counterparts.This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

10.	Successors and Amendment.

a.This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 6 hereof.

b.This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

11.	Term and Termination.

Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under

Section 5 pursuant to the requirements of that Section 5 at such times as such amounts become payable pursuant to the terms of such Section 5, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 6.b. herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies. Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

12.Confirmation.The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company.

13.Memorandum and Supplemental Information. Dealer Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Memorandum and any Company-Approved Supplemental Information. For the avoidance of doubt, such Company-Approved Supplemental Information shall not include materials previously approved by the Company for use in the offer and sale of shares of the Company’s common stock pursuant to prior securities offerings that have been terminated. The Dealer Manager further agrees (a) not to deliver any Company-Approved Supplemental Information to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Memorandum as amended and supplemented, and (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the Offering. Dealer Manager, in its agreements with Dealers, will include requirements and obligations of the Dealers similar to those imposed upon the Dealer Manager pursuant to this Section 13.

14.Acting as Dealer and Facilitation of Direct Investments.

a. Except where otherwise inconsistent with its rights and duties as Dealer Manager under this Agreement, the Dealer Manager may act as a Dealer with respect to qualified purchasers (as defined by the Investment Company Act of 1940, as amended), who are also accredited investors (as defined in Rule 501(a) of Regulation D). With respect to such activities, except where otherwise inconsistent with its rights and duties as Dealer Manager under this Agreement, all provisions of this Agreement and form of Selected Dealer Agreement attached hereto (as each may be amended from time to time) that are applicable to Dealers shall apply to the Dealer Manager. The Company and the Dealer Manager shall remain subject to all other terms and conditions of this Agreement and, as applicable, the form of Selected Dealer Agreement, with respect to the Dealer Manager’s efforts to sell Shares to qualified purchasers.

b. In connection with direct investments in Shares by investors who are accredited investors (as defined in Rule 501(a) of Regulation D) and are not otherwise represented by a Dealer, the Dealer Manager shall be permitted to have an affiliate of the Dealer Manager that is an SEC-registered FINRA member broker-dealer provide certain administrative and regulatory services in connection with direct subscriptions for Shares by such investors, including, without limitation, the determination that an investment in Shares is suitable for the investor, compliance with Regulation Best Interest or FINRA Rule 2111, to the extent applicable to the particular investor, and the performance of diligence to verify the identity of the investor and compliance with Section 326 of the USA PATRIOT Act of 2001 and the implementing rules and regulations promulgated thereunder.

15.Suitability of Investors.The Dealer Manager will require that the Dealers offer Shares only to persons who meet the financial qualifications set forth in the Memorandum or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required and in which the Dealer has all required licenses and registrations to offer Shares in such jurisdictions. In offering Shares, the Dealer Manager will require that the Dealer comply with the rules set forth in the FINRA Manual as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Regulation D, Rule 506(b) promulgated under the Securities Act and FINRA Rule 2111.  Dealers will diligently make inquiries as required by the Selected Dealer Agreement, the Memorandum, or applicable law of all prospective investors to ascertain whether a purchase of Shares is suitable for the prospective investor and in connection therewith, and without limiting the foregoing, Dealers have the responsibility to undertake all reasonable investigation, review, and inquiry to ensure that a prospective investor: (a) meets the minimum income and net worth standards established for an investment in the Shares; (b) can reasonably benefit from an investment in the Shares based on the prospective investor’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and (d) has apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that the investor may lose the entire investment; (iii) the lack of liquidity of the Shares; (iv) the restrictions on transferability of the Shares; (v) the tax consequences of the investment; and (vi) the background of the Advisor.  In determining that a prospective investor meets the above requirements, the Dealers shall rely on relevant information obtained from the prospective investor pertinent to the determination, including the investor’s age, investment objectives, investment experiences, income, net worth, financial situation, and other investments, as well as any other factors deemed pertinent by the Dealer.  The Dealer Manager will require that the Dealers shall sell the Shares only to those persons who are eligible to purchase such Shares as described in the Memorandum and only through those Dealers who are authorized to sell such Shares. The Dealer Manager, in its agreements with the Dealers, shall require the Dealers to maintain, for at least six years from the date of the sale of Shares, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares. To the extent Shares are offered to investors other than through a Dealer, the obligations of the Dealers set forth in this Section 15 shall become obligations of the Dealer Manager, and the Dealer Manager shall be responsible for ensuring that such offers and sales comply with the obligations set forth in this Section 15; provided, however, that such obligations shall not become obligations of the Dealer Manager in connection with sales to investors referred to the Dealer Manager pursuant to a Referral Agreement as described in Section 14 above.

16.Submission of Orders. The Dealer Manager will require each Dealer to comply with the submission of orders procedures set forth in the form of Selected Dealer Agreement attached as Exhibit “A” to this Agreement. Notwithstanding the foregoing, the Dealer Manager may authorize certain Dealers that are “$250,000 broker-dealers” to instruct their customers to make their checks or wire transfers (“instruments of payment”) for Shares subscribed for payable directly to the Dealer or authorize a debit from the customer’s account maintained with the Dealer for the amount of Shares subscribed for by the customer. In such case, the Dealer will collect the proceeds of the subscribers’ instruments of payment and debits and transmit funds to the Company or its designated agent. The procedures for the transmittal of instruments of payment of $250,000 broker-dealers will be set forth in the agreements between the $250,000 broker-dealer and the Dealer Manager. If the Dealer Manager is involved in the distribution process other than through a Dealer, the Dealer Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a subscription eligibility form in the form provided by the Company to the Dealer Manager for use in connection with the Offering (an “Eligibility Form”) and to deliver to the Dealer Manager or as otherwise directed by the Dealer Manager such completed and executed Eligibility Form together with an instrument of payment in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the

Memorandum. Eligibility Forms and instruments of payment will be transmitted by the Dealer Manager to the Company as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. If the Dealer Manager receives an Eligibility Form or instrument of payment not conforming to the instructions set forth in the form of Selected Dealer Agreement, the Dealer Manager shall return such Eligibility Form and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

ARES REAL ESTATE INCOME TRUST INC.

By: /s/ Taylor M. Paul

Name: Taylor M. Paul

Title: Managing Director, Chief Financial Officer and Treasurer

By: /s/ Jeffrey W. Taylor

Name: Jeffrey W. Taylor

Title: Partner, Co-President

Accepted and agreed to as of the date first above written:

ARES WEALTH MANAGEMENT SOLUTIONS, LLC

By: /s/ Casey Galligan

Name: Casey Galligan

Title: Partner, Co-Chief Executive Officer

Schedule 1

Compensation

I. Selling Commissions and Dealer Manager Fees

Subject to certain Dealers’ right to retain selling commissions and dealer manager fees directly from investors, as described in such Dealers’ Selected Dealer Agreements, the Company will pay to the Dealer Manager selling commissions in the amount of up to 3.0%, and dealer manager fees in the amount of up to 1.5%, of the offering price per share of each sale of Class S-PR Primary Shares, provided, however that such amounts may vary for sales through certain Dealers as provided in such Dealers’ Selected Dealer Agreements, provided that the sum of such selling commissions and dealer manager fees will not exceed 3.5% of the offering price per share. Further, subject to certain Dealers’ right to retain selling commissions directly from investors, as described in such Dealers’ Selected Dealer Agreements, the Company will pay to the Dealer Manager selling commissions in the amount of up to 1.5% of the offering price per share of each sale of Class D-PR Primary Shares. The Company will not pay to the Dealer Manager any selling commissions or dealer manager fees in respect of the purchase of any Class I-PR shares or DRIP Shares, and will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class D-PR shares.

II. Distribution Fee

The Company will pay to the Dealer Manager a Distribution Fee with respect to outstanding Class S-PR shares in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class S-PR shares, consisting of an advisor distribution fee and a dealer distribution fee. The Company expects that the advisor distribution fee will equal 0.65% per annum and the dealer distribution fee will equal 0.20% per annum, of the aggregate NAV for each Class S-PR share; however, with respect to Class S-PR shares sold through certain Dealers, the advisor distribution fee and the dealer distribution fee may be other amounts as set forth in such Dealers’ Selected Dealer Agreements, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The Company will pay to the Dealer Manager a Distribution Fee with respect to outstanding Class D-PR shares in an amount equal to 0.25% per annum of the aggregate NAV of the outstanding Class D-PR shares. The Company will not pay the Dealer Manager a Distribution Fee with respect to Class I-PR shares. The Distribution Fees will be paid monthly in arrears.

EXHIBIT A

A-1